June 18, 2008

The NCF Investment Department of
New Covenant Trust Company, N.A.
200 East Twelfth Street, Suite B
Jeffersonville, IN 47130
Attention: Anita J. Clemons

Dear Ms. Clemons:

This letter relates to the Sub-Advisory Agreement ("Agreement"), dated June 18, 2008, by and between The NCF Investment Department of New Covenant Trust Company, N.A. (the "Adviser") and Russell Implementation Services Inc. (the "Sub-Adviser"). Terms that are not otherwise defined in this letter have the meaning assigned to them in the Agreement.

Pursuant to Section 3 of the Agreement, the parties agreed that the Sub-Adviser will provide investment advisory services to the Segment as set forth in the investment guidelines agreed to by the parties from time to time. In accordance with this section, attached as Schedule A to this letter is a copy of the investment guidelines, which may be amended by the parties from time to time.

Pursuant to Section 3(d) of the Agreement, the parties agreed that the Sub-Adviser will use its reasonable best efforts to obtain best execution of the trade orders made on behalf of the Segment in accordance with the Sub-Adviser's Trading Practices. In accordance with this subsection, attached as Schedule B to this letter is a copy of the Sub-Adviser's Trading Practices policy, which may be amended from time to time by written notice to the Adviser. The Adviser acknowledges and understands that all futures, securities and currency transactions made on behalf of the Segment will be conducted in the manner described in the Sub-Adviser's Trading Practices.

For the convenience of the parties, a list of persons authorized to act on the Adviser's behalf concerning the Agreement is set forth in Schedule C to this letter, which may be amended from time to time by written notice to the Sub-Adviser.

Pursuant to Section 6 of the Agreement, the Adviser will pay the Sub-Adviser a fee in consideration of services rendered pursuant to this Agreement. The Adviser understands and agrees that the fee, which is set forth on Schedule A of the Agreement, is based on our agreement that the Sub-Adviser will conduct the transition at the conclusion of the interim investment management assignment.

This letter only supplements the Agreement, and will not amend or abridge any duties and obligations of the parties as contemplated by the Agreement. Please indicate your acceptance of these terms and conditions by signing below.

Sincerely,

RUSSELL IMPLEMENTATION SERVICES INC.

By: /s/ Scott Spinharney
Name: Scott Spinharney
Title: Manager, Portfolio Management

Accepted and Agreed on behalf of
The NCF Investment Department of New Covenant Trust Company, N.A.

Date:    7/16/08

By: /s/ Anita J. Clemons
Name: Anita J. Clemons
Title: Vice President

  SCHEDULE A

INVESTMENT GUIDELINES

INTERIM MANAGEMENT SERVICES PROGRAM

This Schedule describes the Interim Management Services program (the "Program") to be provided under the Agreement. The Program includes a combination of administrative coordination, cash and transaction management and "overlay" investment advisory services using securities, futures and other instruments designed to keep the Client's assets aligned with investment policy or an otherwise specified target for a specified period.

INVESTMENT OBJECTIVE
The objective of this Program is to reduce risk (defined as tracking error relative to the policy portfolio or target), and reduce administrative burden. The current Mazama portfolio level tracking error is 7.4% (annualized) to its benchmark, the Russell 2500 Growth. Russell will optimize the legacy portfolio to generate an interim portfolio level tracking error of 2% (annualized).

TIMEFRAME
The expected timeframe of the interim assignment is 12 months. Russell reserves the right to resign from the interim assignment by providing 60 days advanced written notice.

FEES
There will be an origination fee of 2 (two) basis point(s).

There will be a monthly (assessed quarterly) investment management fee of 2 (two) basis point(s) which begins on the assignment's implementation date which will be considered the day after the transition from the Mazama to the optimized portfolio is completed and securities have settled.

The monthly fee will increase by l(one) basis point per month beginning on the one year anniversary of this assignment’s implementation date.

It is understood that the above pricing is based on our agreement that Russell will conduct the transition at the conclusion of the interim portfolio management assignment.

INTERIM MANAGEMENT SERVICES
Russell will monitor the tracking error monthly.

Russell will rebalance, if necessary, monthly when the measured portfolio tracking error exceeds 25 basis points from the target portfolio level tracking error outlined above.

Russell's interim portfolio management process utilizes various risk models and optimization techniques with the primary goal of reducing portfolio level tracking error as measured versus the specified published benchmark index. This process further attempts to mitigate and reduce other but not all associated risk factors. While providing interim portfolio management services, Russell does not conduct specific research, fundamental analysis, or have an opinion as to the investment quality of any specific security or investment instrument. While the optimization process seeks to reduce portfolio level tracking error, it does not eliminate the risk associated with security specific events.

CONSTRAINTS
Limit purchases to securities contained within the benchmark universe (Russell 2500 Growth)

Limit purchases to not exceed the benchmark weight (Russell default)

Limit legacy residual holdings to securities contained within the benchmark universe

Limit legacy residual holdings to not exceed the benchmark weight

Exclude prohibited securities as defined by New Covenant Trust Company. Current list of prohibited securities attached and dated 2/23/2008. It is understood that it is New Covenant Trust Company's responsibility to provide an updated list to Russell.

Cash and cash equivalents should be limited to 10 % of the total portfolio value.

The # of holdings in the interim portfolio should not exceed 1000.

Will the interim assignment include the use of financial futures? Yes

Are any residual cash balances to be equitized? Yes

REPORTING REQUIREMENTS
Monthly portfolio appraisal detailing the holdings

Monthly performance report

Monthly risk analysis

Monthly reconciliation of account(s) with custodian

ELIGIBLE SECURITIES AND INVESTMENTS
The Program can invest in CFTC approved financial futures contracts (including a combination of short and long positions), short-term Government securities, short-term cash vehicles and individual equity, fixed income or other securities. Russell may also engage in foreign exchange transactions, including forward currency contracts, to maintain the proper currency exposure.

While not intended to be an exhaustive list. The following contracts (including e-mini or Globex versions where applicable) may be used: S&P 500, S&P 400 Midcap, NASDAQ 100, Russell 1000, Russell 2000, TSE-60 (Canada), CAC-60 (France), Hang Seng (Hong Kong), DAX (Germany), IBEX-Plus (Spain), MIB-30 (Italy), OMX (Sweden), MSCI Pan Euro (European Union), Euro Stoxx-50 (European Union), FTSE-100 (UK), Topix (Japan), Nikkei-225 (Japan), SPI-200 (Australia), MSCI Taiwan (Taiwan), MSCI Singapore (Singapore), 2-yr Treasury, 5-yr Treasury, 10-yr Treasury, 10-yr Swap Future, Long Bond and foreign currencies including the Australian Dollar, British Pound, Canadian Dollar, Euro, and Japanese Yen.

RESTRICTIONS
The Program may not:

•         Use futures for the purpose of speculation or leverage. If the notional value of the futures exceed the underlying cash on any business day, the long (short) futures position will be adjusted downward (upward) as soon as practical with consideration given to market conditions existing at that time.

•         Engage in commodity transactions other than those listed above unless separately agreed with the Client.

Agreement: The undersigned Client appoints Russell to manage the Interim Management Services described above on the terms and conditions of the Sub-Advisory Agreement, dated June 18, 2008.

Russell Implementation Services Inc.	NCF Investment Department of
New Covenant Trust Company N.A

By: /s/ Scott Spinharney	By: /s/ Anita Clemons
Name: Scott Spinharney	Name: Anita Clemons
Title: Manager, Portfolio Management	Title Vice President

SCHEDULE B

TRADING PRACTICES

Russell Implementation Services inc. ("Russell") is a registered investment adviser under the investment Advisers act of 1940, as amended, and a registered broker dealer under the Securities Exchange Act of 1934, as amended. The following describes the terms, conditions and trading practices that apply when Russell has been engaged by a client (the "Client") to effect transactions in securities, financial futures, currency and related instruments.

BEST EXECUTION. Russell seeks "best execution" in performing all of its trading services. Best execution is a term of art that does not have a single industry accepted definition. Russell believes that best execution can be thought of as:
The process that is most likely, in Russell's good faith judgment, to preserve the value of investment decisions within the Client's stated investment objectives and constraints.
Best execution requires evaluation and management of probabilistic factors that cannot be predicted or controlled effectively on a trade-by-trade basis. As such, Russell's process is designed to minimize total expected costs and risks across the distribution of events in an investment cycle.

ORDER AGGREGATION AND ALLOCATION. Russell may in some cases aggregate sales and purchase orders of securities, commodities and other investments for clients with similar simultaneous orders for other accounts managed by Russell or its affiliates. Russell is not obligated to aggregate orders, and will only do so if Russell reasonably believes such aggregation will result in an overall economic benefit to its clients, taking into consideration the objective of best execution as defined above. Aggregated orders are allocated among Russell clients according to Russell's policies and procedures designed to ensure that all clients are treated on a fair and equitable basis, and that the interests of some clients are not placed over those of others.

SECURITIES AND CURRENCY TRANSACTIONS. Russell effects transactions in securities and currency as follows:

Agency Basis. Russell acts as agent for its Clients for all transactions. In seeking the best trading strategies, Russell may consider trades with independent brokers or counterparties who are themselves acting as principal or agent, but Russell will always act in an agency capacity. Russell may arrange agency cross transactions where permitted and where such transactions are consistent with the overall implementation strategy. An arranged agency cross trade is a trade where Russell presents both sides of the trade, as agent, to an external crossing network, exchange or market place where the price is determined independently.
Russell Accounts. Russell establishes and trades in brokerage accounts in the Client's name.
Correspondent Brokers. Russell has arrangements with a wide network of non-affiliated correspondent brokers and dealers (collectively "Brokers") and may use any one or more of such Brokers to perform execution, clearing or other services in relation to trades executed under this Agreement. Russell selects and evaluates Brokers for trading services based on processes designed to achieve best execution as defined above. These due diligence processes include evaluation of several factors, including quality of execution (measured in terms of net price vs. stated benchmarks on an individual security or currency and aggregate portfolio basis), client service, market access, technology and ability to accommodate special transaction needs.

Fees and Other Charges. Russell charges gross brokerage fees at rates agreed with the Client separately for each assignment. Such charges are generally collected by the Brokers and include charges for execution, clearing or other services, if any, imposed by the Brokers. Transaction fees for taxes, exchange fees, settlement, custodial fees and other similar items are borne by the Client.

FUTURES TRANSACTIONS. Russell manages futures transactions for clients in several contexts, including Overlay Services, Transition Services and various interim portfolio management assignments. The terms and strategies applied will vary depending on the type of service and the contract, investment guidelines and special restrictions established with the Client, but the following general practices apply:

Management of Futures Trading.   Russell effects transactions in financial futures according to the investment objectives, policies and restrictions agreed in writing with the Client.

Futures are only used for hedging or adjusting market exposures. Russell generally overlays up to one hundred percent (100%) of underlying cash, defined as settled cash including synthetic cash created by short futures positions plus pending transactions or as otherwise defined. If the notional value of the futures exceed the underlying cash on any business day, the long (short) futures position will be adjusted downward (upward) as soon as practical with consideration given to market conditions existing at that time.

Designated Commodities Broker. Financial futures are regulated as "commodities" and Russell does not act as a commodities broker. Russell effects all futures transactions in accounts established with a commodities broker (the "Designated Broker") selected by agreement of Russell and the Client. To establish these account(s), Russell will provide the Client with materials developed by the Designated Broker, including certain disclosure materials related to the risks of financial futures. Accounts may be established either directly by the Client, or by Russell on behalf of the Client if the Client executes a Power of Attorney (in the form prescribed by the Designated Broker) authorizing Russell to execute customer agreements and establish such accounts. The Designated Broker is responsible for the timely payment of amounts owed to clients and for the payment of any penalties and interest due to any default by the Designated Broker. The Client is responsible for ensuring the timely payment of any amounts owed by the Client to the Designated Broker upon instruction from Russell and for payment of any penalties and interest due to any such default on the part of the Client.

Collateral. The Designated Broker will require original, variation, maintenance and other required margin in the form of moneys, securities or otherwise ("Collateral") in connection with the Client account. As provided in the Client agreement, Russell will from time to time execute Collateral transactions and provide (or direct the Client to provide) the Designated Broker with the necessary Collateral. The collateral will be held in a segregated account at the Designated Broker in the name of the Client. All interest and earnings on the Collateral belong to the Client and will be delivered to the Client on the maturity date. All Collateral transactions (investment or maturity) will be settled on a delivery versus payment ("DVP") basis between the Client and the designated depositories and agents.

Fees. Brokerage incurred in the trading of financial futures is paid directly to the Designated Broker. Russell may receive investment management fees in connection with managing financial futures (as provided in a written agreement with the Client), but Russell does not impose brokerage charges on Client futures transactions.

SCHEDULE C

AUTHORIZED PERSONS

The Adviser hereby certifies that the persons named below have authority to provide instructions in respect to the Agreement.

The Sub-Adviser may rely on this authorization until it receives written notice to the contrary.

Name: Robert Leech
Title: President
Signature: /s/ Robert Leech

Name: Anita Clemons
Title: Vice President
Signature: /s/ Anita Clemons

Name: David Wilson
Title: Investment Officer
Signature: /s/ David Wilson

Certified this 16th day of July, 2008.

SUB-ADVISORY AGREEMENT

This Sub-Advisory Agreement is made as of the 18th day of June, 2008, by and between The NCF Investment Department of New Covenant Trust Company, N.A. (the "Adviser") and Russell Implementation Services Inc. (the "Sub-Adviser").

WHEREAS, pursuant to an agreement dated as of June 30th, 1999 (the "Advisory Agreement"), as amended and restated on May 14, 2001, the Adviser serves as investment adviser to New Covenant Funds, a Delaware business trust and an open-end management investment company (the "Trust"), which has filed a registration statement (the "Registration Statement") under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933; and

WHEREAS, the Trust is comprised of four separate investment portfolios, one of which is New Covenant Growth Fund (the "Fund"); and

WHEREAS, the Adviser desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser experienced in the management of a portfolio of securities to assist the Adviser in performing services for a portion of the Fund; and

WHEREAS, the Sub-Adviser represents that it has the legal power and authority to perform the services contemplated hereunder without violation of applicable law (including the Investment Advisers Act of 1940), and desires to provide such services to the Trust and the Adviser.

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1. Appointment of the Sub-Adviser. The Adviser hereby appoints the Sub-Adviser to provide those certain investment advisory services agreed to by the parties from time to time for that portion of the Fund designated by the Adviser as assigned to the Sub-Adviser (the "Segment" of the Fund). The Sub-Adviser hereby accepts such appointment and agrees to render the services and to assume the obligations herein set forth for the compensation herein provided. The Sub-Adviser will provide the investment advisory services under this Agreement with respect to the Segment in accordance with the Fund's investment objective, policies and applicable restrictions as stated in the Fund's most recent Prospectus and Statement of Additional Information and as the same may, from time to time, be supplemented or amended and in resolutions of the Trust's Board of Trustees. The Adviser agrees to furnish to the Sub-Adviser from time to time copies of all Prospectuses and Statements of Additional Information and of all amendments of or supplements to, such Prospectuses and Statements of Additional Information and of all resolutions of the Trust's Board of Trustees applicable to the Sub-Adviser's services hereunder. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Adviser, the Fund or the Trust in any way.

2. Authority; Custody and Title.

(a)           Sub-Adviser has full discretion and authority, to the extent required or permitted by applicable law, and further subject to the additional terms, policies, objectives and restrictions set forth in this Agreement and as agreed by the parties from time to time, to do any or all of the following: (1) to establish brokerage accounts, for futures and related instruments, in the Fund's name with a commodities broker (the "Designated Broker") selected by agreement of Sub- Adviser and the Adviser; to provide such financial information regarding the Fund as a Designated Broker may reasonably request and to exercise full discretionary authority over such accounts; (2) to establish brokerage accounts in the Fund's name with Sub-Adviser to effect securities and currency transactions in connection with the Services, and to exercise full discretionary authority over such accounts; (3) (A) to engage in transactions in futures and related instruments with the Designated Broker, including but not limited to combinations of long and short positions; (B) to obtain from the Fund or its custodian (or direct the Adviser to provide) original, variation, maintenance and other required margin in the form of moneys, securities or otherwise ("Collateral"); and (C) to execute Collateral transactions; and (D) instruct the transfer of assets to and From Fund accounts with trustees or custodians identified by the Adviser in connection with such transactions; and (4) to purchase, sell or otherwise transfer securities held in Segment investment accounts.

(b)           Sub-Adviser will not have custody of or title to any Fund assets. All Fund assets will be held by the Trust's Custodian designated by the Adviser, with the exception of Collateral held by a broker or counterparty to support derivative positions. The Adviser will notify Sub- Adviser prior to any change to such custodian.

3. Sub-Advisory Services. The Sub-Adviser will provide investment advisory services for the Segment as set forth in the investment guidelines agreed to by the parties from time to time, and may determine from time to time what securities and other investments will be purchased, retained or sold by and within the Segment, subject to such written instructions and supervision as the Adviser may from time to time furnish. The Sub-Adviser will implement such determinations through the placement, on behalf of the Fund, of orders for the execution of portfolio transactions through such brokers or dealers as it may select. The Adviser will instruct the Trust's Custodian to forward promptly to the Adviser proxy and other materials relating to the exercise of such shareholder rights and the Adviser will determine from time to time the manner in which voting rights, rights to consent to corporate action and other rights pertaining to the Fund's investments should be exercised.

In fulfilling its responsibilities hereunder, the Sub-Adviser agrees that it will:
(a)	use the same skill and care in providing such services as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

(b)
conform with all applicable rules and regulations of the United States Securities and Exchange Commission ("SEC") and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any government authority pertaining to the investment advisory activities of the Sub-Adviser and shall furnish such written reports or other documents substantiating such compliance as the Adviser reasonably may request from time to time;

(c)	not make loans to any person to purchase or carry shares of beneficial interest in the Trust or make loans to the Trust;

(d)
place orders pursuant to investment determinations for the Fund either directly with the issuer or with an underwriter, market maker or broker or dealer. In placing orders, the Sub-Adviser will use its reasonable best efforts to obtain best execution of such orders in accordance with Sub-Adviser's Trading Practices, which may be amended from time to time. Consistent with its best execution obligation, the Sub-Adviser may, to the extent permitted by law, effect portfolio securities transactions through brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Fund and/or other accounts over which the Sub-Adviser exercises investment discretion. Subject to the review of the Trust's Board of Trustees from time to time with respect to the extent and continuation of the policy, the Sub-Adviser is authorized to cause the Fund to pay a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the accounts as to which it exercises investment discretion. The Trust or the Adviser may, from time to time in writing, direct the Sub-Adviser to place orders through one or more brokers or dealers and, thereafter, the Sub-Adviser will have no responsibility for ensuring best execution with respect to such orders. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser or any affiliated person of the Sub-Adviser as principal except as may be permitted by the 1940 Act or an exemption therefrom. If the Sub-Adviser determines in good faith that the transaction is in the best interest of each client, securities may be purchased on behalf of the Fund from, or sold on behalf of the Fund to, another client of the Sub-Adviser in compliance with Rule 17a-7 under the 1940 Act;

(e)
maintain all necessary or appropriate records with respect to the Fund's securities transactions for the Segment in accordance with all applicable laws, rules and regulations, including but not limited to Section 31 (a) of the 1940 Act, and will furnish the Trust's Board of Trustees and the Adviser such periodic and special reports as the Board and Adviser reasonably may request;

(f)
treat confidentially and as proprietary information of the Adviser and the Trust all records and other information relative to the Adviser and the Trust and prior, present, or potential shareholders, and will not use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except that subject to prompt notification to the Trust and the Adviser, the Sub-Adviser may divulge such information to its independent auditors and regulatory authorities, or when so requested by the Adviser and the Trust; provided, however, that nothing contained herein shall prohibit the Sub-Adviser from (1) disclosing confidential information to its employees, affiliates, and vendors (including brokers and counterparties) who need to know such information in order to perform services contemplated by this Agreement and who act in accordance with these confidentiality obligations, (2) advertising or soliciting the public generally with respect to other products or services, regardless of whether such advertisement or solicitation may include prior, present or potential shareholders of the Fund or (3) including the Adviser and Trust on its general list of disclosable clients.

(g)
maintain its policy and practice of conducting its fiduciary functions independently. If making investment decisions for the Fund, the Sub-Adviser's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Fund's account are customers of the Adviser, other sub-advisers, the Sub-Adviser or of their respective parents, subsidiaries or affiliates. In dealing with such customers, the Sub-Adviser and its subsidiaries and affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust; and

(h)	render, upon request of the Adviser or the Trust's Board of Trustees, written reports concerning the investment activities of the Sub-Adviser with respect to the Sub-Adviser's Segment of the Fund.

4. Expense. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in performing its services under this Agreement. The Sub-Adviser shall not be liable for any expenses of the Adviser or the Trust, including without limitation (a) their interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Fund and (c) custodian fees and expenses.

5. Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records, if any, which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Adviser or the Trust any such records upon the Adviser's or the Trust's request and that such records shall be available for inspection by the SEC. The Sub-Adviser further agrees to preserve for the periods and at the places prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 3la-l under the 1940 Act.

6. Compensation of the Sub-Adviser.

(a)           In consideration of services rendered pursuant to this Agreement, the Adviser will pay the Sub-Adviser a fee, in arrears, equal to an annual rate in accordance with Schedule A hereto, paid monthly.

(b)           Such fee for each calendar month shall be calculated quarterly based on the average of the market value of the assets under management as of the end of each of the three months in the quarter just ended, as provided by the Adviser.

(c)           If the Sub-Adviser should serve for less than the whole of any calendar quarter, its compensation shall be determined as provided above on the basis of the ending market value of the assets managed the month in which the termination occurs and shall be payable on a pro rata basis for the period of the calendar quarter for which it has served as Sub-Adviser hereunder.

7. Services Not Exclusive. The services of the Sub-Adviser hereunder are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired. It is understood that the action taken by the Sub-Adviser under this Agreement may differ from the advice given or the timing or nature of action taken with respect to other clients of the Sub-Adviser, and that a transaction in a specific security may not be accomplished for all clients of the Sub-Adviser at the same time or at the same price.

8. Use of Names. The Adviser shall not use the name, logo, trade or service mark or derivative of the foregoing of the Sub-Adviser or any of the Sub-Adviser's affiliates in any prospectus, sales literature or other materials whether or not relating to the Trust in any manner not approved prior thereto by the Sub-Adviser; provided, however, that the Sub-Adviser shall approve all uses of its or its affiliate's name which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and, provided further, that in no event shall such approval be unreasonably withheld. The Sub-Adviser shall not use the name of the Trust, the Fund or the Adviser in any materials relating to the Sub-Adviser in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve all uses of its and the Fund's or the Trust's name which merely refer in accurate terms to the appointment of the Sub-Adviser hereunder, including placing the Trust's or the Adviser's name on the Sub-Adviser's list of representative clients, or which are required by the SEC or a state securities commission, and provided further, that in no event shall such approval be unreasonably withheld.

9. Liability of the Sub-Adviser. Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser, or loss resulting from breach of fiduciary duty, the Sub-Adviser shall not be liable for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. Notwithstanding the foregoing, neither the Adviser nor the Trust shall be deemed to have waived any rights it may have against the Sub-Adviser under federal or state securities laws.

The Sub-Adviser shall indemnify and hold harmless the Trust and the Adviser (and its affiliated companies and their respective officers, directors and employees) from any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) arising out of or in connection with the willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties including breach of fiduciary duty, hereunder of the Sub-Adviser.

The Adviser shall indemnify and hold harmless the Sub-Adviser (and its affiliated companies and their respective officers, directors and employees) for any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorney's fees and other related expenses) arising out of or in connection with any claim or demand by any person that is based upon (i) the obligations of any other sub-adviser to the Fund, (ii) any obligation of the Adviser under the Advisory Agreement that has not been delegated to the Sub-Adviser under this Agreement or (iii) any matter for which the Sub-Adviser does not have liability in accordance with the first sentence of this Section 9.

10. Limitation of Trust's Liability. The Sub-Adviser acknowledges that it has received notice of and accepts the limitations upon the Trust's and the Fund's liability set forth in its Trust Instrument and under Delaware law. The Sub-Adviser agrees that any of the Trust's obligations shall be limited to the assets of the Fund and that the Sub-Adviser shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trustee, officer, employee or agent of the Trust.

The names "New Covenant Funds" and "Trustees of New Covenant Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Trust Instrument dated as of September 30, 1998, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the State of Delaware and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "New Covenant Funds" entered into in the name or on behalf thereof, or in the name or on behalf of any series or class of shares of the Trust, by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series or class of shares of the Trust must look solely to the assets of the Trust belonging to such series or class for the enforcement of any claims against the Trust.

11. Duration Renewal Termination and Amendment. This Agreement will become effective as of the date the portfolio assets are delivered to the Sub-Adviser, provided that it shall have been approved by vote of a majority of the Trustees, including a majority of the disinterested Trustees cast in person at a meeting called for the purpose of voting on such approval, and, unless sooner terminated as provided herein, shall continue in effect for such period as the Trust desires up to an initial period of one (1) year.

Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund for successive one year periods provided such continuance is specifically approved at least annually (a) by the vote of a majority of the disinterested Trustees cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding Shares of the Fund. This Agreement may be terminated as to the Fund at any time, without payment of any penalty, by the Trust's Board of Trustees, by the Adviser, or by a vote of a majority of the outstanding voting securities of the Fund, upon 45 days' prior written notice to the Sub-Adviser, or by the Sub-Adviser upon 60 days' prior written notice to the Adviser and the Trust's Board of Trustees, or upon such shorter notice as may be mutually agreed upon.

This Agreement shall terminate automatically and immediately upon termination of the Advisory Agreement. This Agreement shall terminate automatically and immediately in the event of a breach of any of the material terms of this Agreement or of an assignment of the Agreement. No assignment of this Agreement shall be made by the Sub-Adviser without the consent of the Adviser and the Board of Trustees of the Trust.

This Agreement may be amended at any time by the Adviser and the Sub-Adviser, subject to approval by the Trust's Board of Trustees and, if required by the 1940 Act and applicable SEC rules and regulations, a vote of a majority of the Fund's outstanding voting securities. Notwithstanding the foregoing, the Trust shall be under no obligation to obtain shareholder approval to materially amend this Agreement unless required to obtain such approval pursuant to any orders or rules and regulations which may have been issued by the Securities and Exchange Commission.

12. Confidential Relationship. Any information and advice furnished by either party to this Agreement to the other shall be treated as confidential and shall not be disclosed to third parties except as required by law or as required or permitted by this Agreement. The Adviser will treat as confidential and will not disclose information regarding models, tools, software programs, technical information or specific investment advice provided by the Sub-Adviser to the Adviser except (1) to its employees or consultants who need to know such information in receiving or monitoring the services and who act in accordance with these confidentiality obligations; (2) upon written authorization of the Sub-Adviser; or (3) as required by applicable law or regulation.

13. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

14. Miscellaneous. This Agreement, including the Schedules to this Agreement, constitute the full and complete agreement of the parties hereto with respect to the subject matter hereof and each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. To the extent not preempted by federal law, this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all parties.

15. Notices. All notices and other communications hereunder shall be in writing (including telex or similar writing) and shall be deemed given if delivered in person or by messenger, cable, telegram or telex or facsimile transmission or by a reputable overnight delivery service which provides evidence of receipt to the parties at the following addresses or telex or facsimile transmission numbers (or at such other address or number for a party as shall be specified by like notice):

(a)           if to the Sub-Adviser, to:
Russell Implementation Services, Inc. 909 A Street, Tacoma, WA 98402
Facsimile transmission number: (253) 439-5469
Attention: Scott Spinharney, Manager, Portfolio Management With a copy to: U.S. General Counsel

(b)	if to the Adviser, to:
The NCF Investment Department of New Covenant Trust Company, N.A. 200 East Twelfth Street, Suite B
Jeffersonville, IN 47130
Facsimile transmission number: (502) 805-0491 Attention: Chief Investment Officer

Each such notice or other communication shall be effective (i) if given by telex or facsimile transmission, when such telex or facsimile is transmitted to the number specified in this Section 15 and the appropriate answer back or confirmation is received, and (ii) if given by any other means, when delivered at the address specified in this Section.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

THE NCF INVESTMENT DEPARTMENT
OF NEW COVENANT TRUST COMPANY, N.A.

By: /s/ Anita Clemons
Name: Anita Clemons
Vice President

RUSSELL IMPLEMENTATION SERVICES INC.

By: /s/ Scott Spinharney
Scott Spinharney
Manager, Portfolio Management

SCHEDULE A

To the Sub-Advisory Agreement between
The NCF Investment Department of New Covenant Trust Company, N.A. and Russell Implementation Services Inc.

Name of Fund	Compensation	Date
See "Fees" below

FEES

There will be an origination fee of 2 basis points. There will be a monthly (assessed quarterly) investment management fee of 2 basis points (24 basis points annually) which begins on August 1, 2008. On the one year anniversary of the interim management assignment, the investment management fee will increase by 1 basis point per quarter if these services are still required at that time.

IMPLEMENTATION SERVICES AGREEMENT
THIS IMPLEMENTATION SERVICES AGREEMENT (the "Agreement") is entered into this 18th day of June 2008, between and The NCF Investment Department of New Covenant Trust Company, N.A. (the "Client" and Russell Implementation Services Inc. ("Russell").

BACKGROUND
Russell is a registered investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and as a broker dealer under the Securities Exchange Act of 1934 (the "Exchange Act"). Under these registrations, Russell provides implementation Services, which involve various combinations of investment advisory, brokerage and other services designed to help clients Improve the implementation of their investment strategies. The scope and nature of the Implementation Services to be provided to the Client are set forth in the Agreement below and further described on the attached schedules.

AGREEMENT

1. APPOINTMENT. The Client hereby appoints Russell, and Russell accepts its appointment, to provide Transition Services subject to the investment objectives, policies and restrictions set forth, on Schedule A. Transition Services will commence upon Russell's receipt and acceptance of a Fund Restructure Notice in the form attached to Schedule A.

2. FEES. For Transition Services, Russell's compensation will be agreed separately by the parties in advance and set forth in the applicable Fund Restructure Notice. Except as provided in or authorized by this Agreement or other separate written agreement with the Client, neither Russell nor any of its officers, directors, partners or affiliated companies will receive any compensation or fees with respect to the business of the Client.

3. AUTHORITY. Russell has full discretion and authority, to the extent required or permitted by applicable law, and further subject to the additional terms, policies, objectives and restrictions set forth in this Agreement and the applicable Schedules, to do any or all of the following:
(a) to establish brokerage accounts in the Client's name with Russell to effect securities and currency transactions in connection with the Transition Services, and to exercise full discretionary authority over such accounts;
(b) to purchase, sell or otherwise transfer securities held in Client investment accounts;
(c) (if futures trading is authorized) to establish brokerage accounts, for futures and related instruments, in the Client's name with a commodities broker (the "Designated Broker") selected by agreement of Russell and the Client; to provide such financial information regarding the Client as a Designated Broker may reasonably request and to exercise full discretionary authority over such accounts; and
(d) (if futures trading is authorized) (i) to engage in transactions in futures and related instruments with the Designated Broker, including but not limited to combinations of long and short positions; (ii) to obtain from the Client or its custodian (or direct the Client to provide) original, variation, maintenance and other required margin in the form of moneys, securities or otherwise ("Collateral"); (iii) to execute Collateral transactions; and (iv) instruct the transfer of assets to and from Client accounts with trustees or custodians identified by the Client in connection with such transactions.

4. TRADING. All futures, securities and currency transactions will be conducted in the manner described in Russell's Trading Practices set forth on Schedule B.

5. CUSTODY AND TITLE. Russell will not have custody of or title to any Client assets. All Client assets will be held by the trustee or custodian designated by the Client. The Client will notify Russell prior to any change to such trustee or custodian.

6. VOTING AND CORPORATE ACTIONS. In general, Russell does not manage voting securities for extended periods and thus does not vote proxies or handle corporate actions. Where the Client assigns (in writing) such responsibility to Russell, Russell will handle corporate actions and vote proxies with respect to securities held in accounts managed by Russell: (i) first, according to the written instructions of the Client or its agent; or (ii) absent such instructions, according to Russell's judgment as to the Client's best interest, with reference to the proxy voting guidelines of Russell in effect at such time.

7. RECORDS AND DOCUMENTS. Russell will (i) keep accurate books and records relating to its transactions under this Agreement; (ii) permit the Client to inspect its books and records relating to such transactions at reasonable times upon reasonable prior notice; and (iii) furnish such information concerning such transactions to such persons as the Client may reasonably request.

8. STANDARD OF CARE. Russell will discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

9. INDEMNIFICATION AND LIABILITY. (a) Russell will be liable for, and will indemnify the Client, its affiliates, officers and employees against, losses, damages, costs, and expenses (including reasonable attorney fees) for material violation of its duties under applicable law or its negligence, bad faith, willful misconduct or material breach of this Agreement. Russell will not be liable for (i) any act or omission taken in good faith reliance on data or instructions from the Client or its agents; (ii) any act or omission of a predecessor investment manager or any other person authorized to invest assets of the Client (iii) any act, omission or insolvency of any broker selected by Russell in accordance with the provisions of this Agreement, except to the extent Russell breaches its duty of care in selecting or supervising such broker; or (iv) bona fide good faith errors in judgment after having previously considered with due care the merits of any particular investment.
(b) The Client will be liable for, and will indemnify Russell, its affiliates, officers and employees against, losses, damages, costs and expenses (including reasonable attorney fees) for material violation of its or its agents' duties under applicable law, or its negligence, bad faith or willful misconduct or material breach of this Agreement.
(c) Neither party will be liable to the other for losses caused directly or indirectly by circumstances beyond the other party's reasonable control, including but not limited to government restrictions, exchange or market rulings, suspensions of trading, acts of civil or military authority, threatened or actual terrorist activity, national emergencies, labor difficulties, fires, earthquakes, floods or other catastrophes, acts of God, wars, riots, widespread computer viruses or failures of communication or power supply.

10. RUSSELL REPRESENTATIONS. Russell represents that:
(a) Russell has all necessary power and authority to execute, deliver and perform this Agreement, and such execution, delivery and performance will not violate any applicable law, regulation, organizational document, policy or agreement binding on Russell or its property; and
(b) Russell is a registered investment adviser under the Advisers Act and a registered broker dealer under the Exchange Act, and it will remain so registered at all times during the term of this Agreement, and
(c) With respect to the assets under its management pursuant to this Agreement, but not with respect to any other Client assets or any other services Russell or its affiliates may be providing, Russell: (i) is an "investment manager" as defined in Section 3(38) of ERISA; (ii) is a "fiduciary" as defined in Section 3(21) of ERISA; and (iii) will maintain throughout the term of this Agreement a fidelity bond, if required, which satisfies the requirements of Section 412 of ERISA.
Russell will promptly notify Client if any representation ceases to be accurate or complete in any material respect.

11. CLIENT REPRESENTATIONS. The Client represents that:
(a) Client has all necessary power and authority to execute, deliver and perform this Agreement, and such execution, delivery and performance will not violate any applicable law, regulation, organizational document, policy or agreement binding on Client or its property;
(b) Client's decision to appoint Russell was made in a manner consistent with its fiduciary duties under applicable law and the governing documents, contracts or other material agreements or instruments governing Client's investment or trading activities;
(c) information provided by Client to Russell pursuant to this Agreement, including but not limited to investment policies, restrictions and identifying information provided to establish accounts with Russell or Designated Broker(s), is accurate and complete in every material respect, and
(d) Client acknowledges that various members of the Russell investment Group provide other services, including consulting advice and recommendations with respect to investment strategies and service providers, and that as a matter of policy, such consulting services do not include evaluations, advice or recommendations to use Russell Investment Group products or services. If the Client has or will receive such services, the Client represents that (i) it did not rely upon, and was not influenced by, this investment advice as the primary basis for selecting Russell to provide the Transition Services; and (ii) it will not rely on such investment advice in considering whether or not to continue the Transition Services.
Client will promptly notify Russell if any representation ceases to be accurate or complete in any material respect.

12. ASSIGNMENT AND DELEGATION. At its own expense, Russell may delegate its duties to its affiliates and may share such information as necessary to accomplish these purposes. Russell will be liable for any failure of such affiliates to meet the standard of care set out in this Agreement. As provided in Advisers Act, Russell may not assign this Agreement without the consent of the Client.

13. CONFIDENTIAL INFORMATION. Russell will treat as confidential and will not disclose information regarding operations and investments of the Client except: (i) to its employees, its affiliates, agents and vendors who need to know such information in order to perform services contemplated by this Agreement and who act in accordance with these confidentiality obligations; (ii) upon written authorization of the Client; or (iii) as required by applicable law, regulation or legal process.

14. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including the Schedules and any Fund Restructure Notice, constitutes the entire agreement of the parties. This Agreement may be amended at any time by written agreement between Russell and the Client, except that Russell may amend Schedule B (Russell Trading Practices) by written notice to the Client, and the Client may amend Schedule C (Authorized Persons) by written notice to Russell.

15. TERMINATION; SURVIVAL. This Agreement may be terminated without penalty by either party: (i) upon fifteen (15) days prior written notice at any time, or (ii) immediately upon the other party's material breach of any terms of this Agreement. Upon termination, Client assets will be transferred to the Client under such terms and conditions as the Client directs in writing. The provisions of Section 9 (indemnification & Liability) and 13 (Confidential Information) will survive the termination.

16. APPLICABLE LAW. This Agreement is governed by the laws of the State of New York without regard to conflicts of laws principles that. would impose the laws of any other jurisdiction.

17. NOTICES. All notices under Agreement must be in writing and will be considered delivered: (i) upon delivery in person; (ii) two days after mailing by traceable first class mail; (iii) one day after mailing by traceable overnight courier service; or (iv) upon transmission by confirmed facsimile to the address listed below:

if to the Client:          The NCF investment Department of
New Covenant Trust Company, N.A 200 East Twelfth Street, Suite B Jeffersonville, IN 47130
Facsimile No.: 502-805-1491

if to Russell:              Scott Spinharney
Manager, Portfolio Management Russell Implementation Services Inc. 909 A Street, Tacoma, WA 98402 Facsimile No.: 253.439-5469
cc: U.S. General Counsel

18. AUTHORIZED PERSONS. A list of persons duly authorized to act on the Client's behalf concerning this Agreement is attached as Schedule C.

INTENDING TO BE BOUND, the undersigned parties have executed this Agreement.

Russell Implementation	NCF Investment Department of
Services Inc.	New Covenant Trust Company N.A

By: /s/ Scott Spinharney	By: /s/ Anita Clemons
Scott Spinharney	Name: Anita Clemons
Manager, Portfolio Management	Title Vice President

Schedule A
TRANSITION SERVICES

1. CERTAIN DEFINITIONS.
(a) 'Transition Services" refer to a combination of analysis, strategy development, implementation, trading and brokerage services designed to reduce the total cost and risk associated with a Transition.
(b) A "Transition" occurs when the Client reallocates assets ("Transition Assets") from a Legacy Portfolio to a Target Portfolio. For example, a Transition may occur when Transition Assets are reallocated among existing investment managers, when existing managers are terminated and new managers are hired or when the Client terminates existing managers and establishes an interim Target Portfolio prior to identifying new managers or the final Target Portfolio.
(c) "Legacy Portfolio" means the existing portfolio of securities, cash and/or other assets identified by the Client to be restructured in a Transition.
(d) 'Target Portfolio" means the portfolio of securities, cash and other assets identified by the Client and/or the Receiving Managers to be created through the Transition.
(e) "Receiving Managers" are the Client's existing or newly hired investment managers who receive Transition Assets.
(f) "Transferring Managers" are the Client's investment managers whose assets are partially or completely transferred in a Transition.

2. SCOPE OF TRANSITION SERVICES. The scope of Transition Services will vary by Transition, and will be described on a "Fund Restructure Notice" to be executed by the Client and Russell in the form attached as Appendix 1 to this Schedule. Among other things, the Fund Restructure Notice:
(a) Establishes Russell's authority (under the terms of the Agreement) to purchase, sell or otherwise transfer securities held in the identified Transition Account(s) for the purpose of establishing the Target Portfolio (or interim Target Portfolio, as the case may be), all in accordance with the Client's instructions as provided in the Fund Restructure Notice;
(b) Establishes the basic objectives for the Transition;
(c) Establishes whether Russell is authorized to use financial futures or other securities and instruments (other than those selected by Receiving Managers) to achieve the desired exposure while the Transition is in progress; and
(d) May provide any special or additional instructions for the conduct of the Transition Services.

3. CONDUCT OF TRANSITION. Upon acceptance of the Fund Restructure Notice by Russell, the Client will provide Russell with a list  of the appropriate contact persons and persons with authority to deal in the Transition Assets at the Client's custodian(s) and at each of the Transferring and Receiving Managers (collectively, the "Transition Parties"). The Client will deliver instructions to the Transition Parties to comply with Russell's instructions and to provide information and updates related to the Legacy Portfolio, the Target Portfolio and other elements of the Transition to the extent reasonably requested by Russell. Russell will provide forms of instruction and request letters from time to time to assist in this process.

4. RELIANCE ON INFORMATION. Russell is entitled to rely on information provided by the Transition Parties, including but not limited to the contents of the Legacy and Target Portfolios and investment guidelines or other instructions provided by the Client or the Transition Parties. Changes to such information, investment guidelines or other instructions will be effective only upon Russell's receipt of an amendment in writing or in such other form as acceptable to it.

5. INVESTMENT DECISIONS. Russell does not:
(a) review or assess the investment decisions made by the Client and/or Receiving Managers in configuring the Target Portfolio; or
(b) select securities or other instruments for investment of Transition Assets, except to the extent that Russell has been authorized in the Fund Restructure Notice to invest in financial futures, securities or other Instruments to achieve desired exposures during the course of a Transition or until a final Target Portfolio can be identified.

6. TRANSACTION PROCEDURES. All transactions will be consummated by payment or delivery to the Client's custodian, or to such depositories or agents as may be designated by the Client or its agent, of all cash and/or securities due to or from the Transition Account. Other than for investment or reinvestment as provided herein, transfers from such custodial accounts will be made solely at the direction of the Client. Russell will confirm in writing or by electronic communications to the custodian when such transactions have been executed. Russell does not accept responsibility or liability with respect to custodial arrangements relating to the Transition Account or the acts or omissions of the Client's custodian(s) which may affect settlement.

7. REPORTS. Russell will provide to the Client a summary report concerning the status of the transition activity upon completion of the Transition.

APPENDIX 1 TO SCHEDULE A

FUND RESTRUCTURE NOTICE (FORM)

Client:                                                                                                                              Effective Date:
Transition Manager:  Russell implementation Services Inc.
(Russell)

Transition objective:
The objective of Russell in its role as Transition Manager is to ensure assets are repositioned as directed by the Client during the reallocation of assets. The reallocation includes the sale and purchase of eligible securities, and if applicable, currencies and financial futures.

Special Instructions/Restrictions:

Plan Tax ID #: ________________________

Use of futures permitted?  □ Yes   □ No

Transferring Manager/Accounts:
Manager Name	Approximate Value	Custodian Account Number	Index Benchmark

Receiving Managers/Funding Accounts:
Manager Name	Approximate Value	Custodian Account Number	Index Benchmark

Transaction Fee Table
US Equities	$XXX per share
Canadian Equities	$XXX per share
International Eq’s (developed)	XXX basis points of principal traded
International Eq’s (emerging)	XXX basis points of principal traded
Foreign Currency	XXX basis points of principal traded
Fixed Income	XXX basis points of principal traded

Performance Measurement: Performance and cost information for this Transition will be presented in accordance with the T Standard.

Agreement: The undersigned Client appoints Russell to manage the Transition described above on the terms and conditions of the Implementation Services Agreement, dated ___________.

Russell Implementation Services Inc.
_____________________________
(Insert Client Legal Name)

By: _____________________________	By: __________________________
Name: ___________________________	Name: ________________________
Title: ____________________________	Title: _________________________

SCHEDULE B
TRADING PRACTICES
Russell implementation Services Inc. ("Russell") is a registered investment adviser under the investment Advisers act of 1940, as amended, and a registered broker dealer under the Securities Exchange Act of 1934, as amended. The following describes the terms, conditions and trading practices that apply when Russell has been engaged by a client (the "Client") to effect transactions in securities, financial futures, currency and related instruments.
BEST EXECUTION. Russell seeks "best execution" in performing all of its trading services. Best execution is a term of art that does not have a single industry accepted definition. Russell believes that best execution can be thought of as:
The process that is most likely, in Russell's good faith judgment, to preserve the value of investment decisions within the Client's stated investment objectives and constraints.
Best execution requires evaluation and management of probabilistic factors that cannot be predicted or controlled effectively on a trade-by trade basis. As such, Russell's process is designed to minimize total expected costs and risks across the distribution of events in an investment cycle.
ORDER AGGREGATION AND ALLOCATION. Russell may in some cases aggregate sales and purchase orders of securities, commodities and other investments for clients with similar simultaneous orders for other accounts managed by Russell or its affiliates. Russell is not obligated to aggregate orders, and will only do so if Russell reasonably believes such aggregation will result in an overall economic benefit to its clients, taking into consideration the objective of best execution as defined above. Aggregated orders are allocated among Russell clients according to Russell’s policies and procedures designed to ensure that all clients are treated on a fair and equitable basis, and that the interests of some clients are not placed over those of others.
SECURlTlES AND CURRENCY TRANSACTIONS. Russell effects transactions in securities and currency as follows:
Agency Basis. Russell acts as agent for its Clients for all transactions. In seeking the best trading strategies, Russell may consider trades with independent brokers or counterparties who are themselves acting as principal or agent, but Russell will always act in an agency capacity. Russell may arrange agency cross transactions where permitted and where such transactions are consistent with the overall implementation strategy. An arranged agency cross trade is a trade where Russell presents both sides of the trade, as agent, to an external crossing network, exchange or market place where the price is determined independently.
Russell Accounts. Russell establishes and trades in brokerage accounts in the Client's name.
Correspondent Brokers. Russell has arrangements with a wide network of non-affiliated correspondent brokers and dealers (collectively "Brokers") and may use any one or more of such Brokers to perform execution, clearing or other services in relation to trades executed under this Agreement. Russell selects and evaluates Brokers for trading services based on processes designed to achieve best execution as defined above. These due diligence processes include evaluation of several factors, including quality of execution (measured in terms of net price vs. stated benchmarks on an individual security or currency and aggregate portfolio basis), client service, market access, technology and ability to accommodate special transaction needs.
Fees and Other Charges. Russell charges gross brokerage fees at rates agreed with the Client separately for each assignment. Such charges are generally collected by the Brokers and include charges for execution, clearing or other services, if any, imposed by the Brokers. Transaction fees for taxes, exchange fees, settlement, custodial fees and other similar items are borne by the Client.

FUTURES TRANSACTIONS. Russell manages futures transactions for clients in several contexts, including Overlay Services, Transition Services and various interim portfolio management assignments. The terms and strategies applied will vary depending on the type of service and the contract, investment guidelines and special restrictions established with the Client, but the following general practices apply:
Management of Futures Trading. Russell effects transactions in financial futures according to the investment objectives, policies and restrictions agreed in writing with the Client. Futures are only used for hedging or adjusting market exposures. Russell generally overlays up to one hundred percent (100%) of underlying cash, defined as settled cash including synthetic cash created by short futures positions plus pending transactions or as otherwise defined. If the notional value of the futures exceed the underlying cash on any business day, the long (short) futures position will be adjusted downward (upward) as soon as practical with consideration given to market conditions existing at that time.
Designated Commodities Broker. Financial futures are regulated as "commodities" and Russell does not act as a commodities broker. Russell effects all futures transactions in accounts established with a commodities broker (the "Designated Broker") selected by agreement of Russell and the Client. To establish these account(s), Russell will provide the Client with materials developed by the Designated Broker, including certain disclosure materials related to the risks of financial futures. Accounts may be established either directly by Client, or by Russell on behalf of the Client if the Client executes a Power of Attorney (in the form prescribed by the Designated Broker) authorizing Russell to execute customer agreements and establish such accounts.
The Designated Broker is responsible for the timely payment of amounts owed to clients and for the payment of any penalties and interest due to any default by the Designated Broker. The Client is responsible for ensuring the timely payment of any amounts owed by the Client to the Designated Broker upon instruction from Russell and for payment of any penalties and interest due to any such default on the part of the Client.
Collateral. The Designated Broker will require original, variation, maintenance and other required margin in the form of moneys, securities or otherwise ("Collateral") in connection with the Client account. As provided in the client agreement, Russell will from time to time execute Collateral transactions and provide (or direct the Client to provide) the Designated Broker with the necessary Collateral. The collateral will be held in a segregated account at the Designated Broker in the name of the Client. All interest and earnings on the Collateral belong to the Client and will be delivered to the Client on the maturity date. All Collateral transactions (investment or maturity) will be settled on a delivery versus payment ("DVP") basis between the Client and the designated depositories and agents.
Fees. Brokerage incurred in the trading of financial futures is paid directly to the Designated Broker. Russell may receive investment management fees in connection with managing financial futures (as provided in a written agreement with the Client), but Russell does not impose brokerage charges on Client futures transactions.

SCHEDULE C

AUTHORIZED PERSONS

The Client hereby certifies that the persons named below have authority to provide instructions in respect to this Agreement.

Russell may rely on this authorization until it receives written notice to the contrary.

Name: Robert Leech
Title: President
Signature: /s/ Robert Leech

Name: Anita Clemons
Title: Vice President
Signature: /s/ Anita Clemons

Name: David Wilson
Title: Investment Officer
Signature: /s/ David Wilson

Certified this ____ day of June, 2008.